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                                                                Exhibit 10.64


                           RENAISSANCE COSMETICS, INC.
                            675 Massachusetts Avenue
                         Cambridge, Massachusetts 02139


                                  June 1, 1995


Mr. Aldran H. LaJoie
25292 Rockridge Road
Laguna Hills, California 92653

Dear Al:

        This letter will confirm our agreement with respect to your new consulting relationship with Renaissance Cosmetics, Inc., a Delaware corporation ("Renaissance"), ("New Consulting Agreement") which, effective June 1, 1995, will replace and supersede your previous consulting agreement dated January 11, 1995 ("Old Consulting Agreement") and your employment agreement with Renaissance and its subsidiary, Cosmar Corporation ("Cosmar" and, together with Renaissance, the "Companies"), under the employment agreement between you and the Companies dated August 18, 1994 (the "Employment Agreement").

        In that connection, we agree that:

                1. Change of Relationship. Except as provided in sections 5 and 6 below, effective on June 1, 1995 the Old Consulting Agreement and the Employment Agreement will terminate.

                2.      Consulting Services.

                        (a) During the period from June 1, 1995 through December 31, 1996 (the "Consulting Period"), you shall act as a consultant to the Companies.

                        (b) You will report directly to Dr. Thomas V. Bonoma, Chairman, President and Chief Executive Officer of the Companies and Marc Rovner and will perform your services to Cosmar in the following areas only, as directed by Dr. Bonoma and the General Manager of Cosmar, and, except as may be required or contemplated in connection with the activities specified in clause (iii) of this section 2(b) and in section 2(c) below, solely with respect to the "Business" as defined in the Employment Agreement (the "Business"); (i) the mold capture digitalization project; (ii) the development and manufacture of gel nail tips; and (iii) such other areas, including new product plans and strategic plans, if any, as may be jointly determined by Dr. Bonoma and the Cosmar General Manager, on the one hand, and by you. The foregoing list of areas comprise aspects of the Business in which you have or have had varying degrees of involvement and expertise, and shall not be taken as any representation or covenant by you as to
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any particular level of expertise or assurance as to the accomplishment of any particular goal or task.

                        (c) Although your services will be performed primarily for Cosmar, you will also be available at the request of Dr. Bonoma to consult with Dr. Bonoma with respect to new product launches, packaging and other areas pertaining to the fragrances business of Renaissance, but in no event shall such consultation result in the inclusion of such activities and/or the specific subject matter thereof as "Business" for any purpose including without limitation for the purpose of subjecting such activities and/or such specific subject matter to the confidentiality and non-competition provisions of section 3 of the Employment Agreement. However, as to fragrances, you will be available to consult as aforesaid unless you have previously commenced active involvement on your own behalf in any aspect of the fragrance businesses and have previously notified Dr. Bonoma or either of the Companies in writing, and you are free to reject any consultation request that in your sole discretion may create or cause any competitive, conflict-of-interest or other concerns relating to such previously commenced active involvements. If you have not previously commenced active involvement on your own behalf and given the notice pursuant to the preceding sentence, then from the time Dr. Bonoma may first request your consultation as to any specific product or product line of fragrances until the expiration or earlier termination of this agreement you will refrain from any active involvement in or with that specific fragrance product and any other competitive product or product line of fragrances on your own behalf or on behalf of any third party.

                        (d) You shall provide your consulting services pursuant to this section 2 on an as needed basis, as determined by the Companies in their sole discretion. Arrangements for the rendition of such consulting services shall be made upon reasonable advance notice. Requests for consulting services will not exceed one day in each two week period, on a non-cumulative basis.

                        (e) If a majority of the Board of Directors of either of the Companies vote to terminate your consultancy "for cause" (as defined below), the Companies shall have the right to immediately terminate your consultancy hereunder and it shall be so terminated effective on the date specified by such Directors, and in such case you shall receive no further monies under section 3 hereof or otherwise, except such as may have been accrued for you. For purposes of this agreement, termination shall not be deemed "for cause" unless:

                                (i)     such termination shall have been the
                        result of fraud or embezzlement on the part of you; or

                                (ii) there has occurred a breach of section 5 of this agreement which has had, or in the reasonable opinion of the Board of Directors of either of the Companies may have, a material adverse effect upon the business or operations of either of the Companies; or

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                (iii)  you have been convicted of or have pleaded guilty or no contest to any felony or any crime involving moral turpitude on your part; or

                (iv) you have failed to discharge your consulting duties, responsibilities or obligations under this agreement; provided, however, the Directors shall not terminate your consultancy pursuant to this subparagraph unless the Board of Directors of either of the Companies shall have given you written notice describing, in as specific detail as is reasonably possible, the failure by you to discharge your duties, responsibilities or obligations and unless, after a reasonable period of time (but not less than 30 days unless circumstances clearly require otherwise) following that notice, you have not cured such failure.

        (f) In the event that you voluntarily terminate your consultancy before the expiration of the term of this agreement without the written consent of either of the Companies or Dr. Bonoma, or as otherwise permitted under this agreement, you shall be entitled to receive no further monies or benefits under section 3 hereof or otherwise, except such as may have been accrued for you, and the Companies (and any affiliate or assignee thereof or successor thereto) shall not assert any claim or bring any action against you, or against the Selling Entities (as defined in the Employment Agreement) and their (including your) affiliates, successors, assigns, representatives and agents, on account of such voluntary termination by you.

        (g) If the Companies terminate your consultancy without cause, you shall be entitled to, and the Companies shall be obligated to pay to you, your fee under section 3 through the end of the Consulting Period.

        (h) The Companies shall be entitled to commence any action and seek any appropriate damages and other remedies against you for breach or alleged breach as described in clauses (i), (ii) or (iii) of section 2(e), but the Companies shall not seek any remedy against you for breach of clause (iv) of section 2(e) other than the remedy of termination of this agreement. The Companies shall jointly and severally indemnify you, and hold you harmless, from and against any and all damages, costs and expenses in connection with any and all claims of third parties arising from or relating to the performance by you of your duties in compliance with the terms hereunder, the terms of the Old Consulting Agreement or the terms of the Employment Agreement, other than claims arising from your willful misconduct; provided, however, that you provide the Companies with prompt written notice of any and all such third party claims and that the Companies shall have the right to control the defense of any and all such third party claims; and provided further, however, that if the Companies shall fail to exercise their right to defend any

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claim, then the costs and expenses referred to above in this sentence shall include, but shall not be limited to, the reasonable fees and expenses of your counsel.

        3. Consulting Fee. In consideration for the services to be rendered pursuant to section 2 and your other covenants herein, the Companies will jointly and severally pay to you during the Consulting Period, an aggregate annual fee of $250,000 payable in equal monthly installments, this obligation to be divided between the Companies as the Companies shall determine. As an independent contractor, you agree to pay, when due, any and all employment and income taxes applicable to the consulting fees you receive hereunder.

        4.      Benefits.

                (a)     During the Consulting Period:

                        (i) you will be entitled to the use of the office which we have leased for you and the use in connection with your consulting services of such supplies, telephones and other office equipment and services reasonably determined by the Companies;

                        (ii) upon presentation of appropriate documentation, the Companies will reimburse you, in accordance with their normal practices, for the reasonable business expenses incurred by you in the performance of your services hereunder, provided the nature and extent of such disbursements are approved by Dr. Bonoma or the General Manager in advance;

                        (iii) you will be entitled to continue in force your current group medical and other insurance, and shall be entitled to participate in any successor group medical or other insurance made available to the employees of Cosmar, but shall, as an independent contractor, reimburse the Companies for their cost of providing same;

                        (iv) you will not be entitled to the use of any credit card or automobile;

                        (v) you will not be entitled to the services of an assistant or to a development budget, and will have no responsibility for any product development.

        5. Confidentiality: Non-Solicitation and Non-Competition. Anything to the contrary notwithstanding, except as contemplated in the following proviso, the confidentiality,

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non-solicitation and non-competition provisions of section 3 of the Employment
Agreement shall remain in full force and effect; provided, however, that references to "termination of employment" (or words of similar meaning) in the Employment Agreement shall for all purposes of this agreement be deemed to be references to the termination of your consulting relationship with the Companies. The Companies acknowledge that you are free to engage in, and are unrestricted as to, all segments of the cosmetics industry other than the Business and, as specifically provided in paragraph 2(c), fragrances. The Companies accordingly acknowledge that, except as provided herein, your services hereunder are being furnished to the Companies on a non-exclusive basis as to those other segments, and that you presently intend to be actively engaged in other business and investment activities, and that such other activities will likely include activities in one or more aspects of the cosmetics industry, subject to the restrictions set forth in section 2(c) and this section 5.

        6.      Termination of Option: Repurchase Rights.

                (a) The option granted to you pursuant to section 4(g) on page 7 of the Employment Agreement to purchase 10,204 shares (the "Option Shares") of Renaissance common stock, at a purchase price of $0.10 per share, is no longer in effect, and has ceased to be exercisable.

        7. Amendment and Modification. This agreement may not be amended, modified or changed except in a writing signed by the party against whom such amendment, modification or the like is sought to be enforced.

        8. Waiver of Compliance: Consents. Except as otherwise provided in this agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this section 8.

        9. Notices. All notices and other communications hereunder shall be given by personal delivery or by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

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                1.      If to the Companies, to:

                        Dr. Thomas V. Bonoma
                        President and Chief Executive Officer
                        Renaissance Cosmetics, Inc.
                        675 Massachusetts Avenue
                        Cambridge, Massachusetts 02139

                        with a copy to:

                        Edward R. Mandell
                        Parker Chapin Flattau & Klimpl, LLP
                        1211 Avenue of the Americas
                        New York, New York 10036

                2.      If to you, to:

                        Aldran H. LaJoie
                        25292 Rockridge Road
                        Laguna Hills, California 92653

                        with a copy to:

                        Jeffrey M. Weiner
                        Golbert Kimball & Weiner
                        555 South Flower Street
                        Los Angeles, California 90071

        All such notices and other communications shall be deemed given or delivered when received, or five days after mailing, whichever occurs first.

        10. Assignment. Neither this agreement nor any of your rights, powers, duties or obligations hereunder may be assigned by you. This agreement shall be binding upon and inure to the benefit of you and your heirs and legal representatives and the Companies and their successors and assigns. Successors of the Companies shall include, without limitation, any person acquiring, directly or indirectly, all or substantially all of the assets of the Companies, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed the "Companies" for the purposes hereof.

        11. Governing Law. This agreement shall be governed by the laws of the state of California applicable to agreements made and to be performed entirely in California, and the


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federal or state courts of Los Angeles shall have exclusive jurisdiction over all disputes arising hereunder and the parties consent to personal jurisdiction thereunder.

        12. Entire Agreement. This agreement embodies the entire agreement and understanding of the parties hereto as to your consulting services and the provisions relating thereto as such matters are set forth herein. Except as expressly provided herein, this agreement supersedes all prior agreements and understandings between the parties with respect to such matters.

        If the foregoing correctly reflects our understanding, please so indicate by signing in the space provided.

COSMAR CORPORATION



By: /s/ Thomas V. Bonoma
    --------------------------------
    Name: Thomas V. Bonoma
    Title: President and Chief
             Executive Officer


RENAISSANCE COSMETICS, INC.



By: /s/ Thomas V. Bonoma
    --------------------------------
    Name: Thomas V. Bonoma
    Title: President and Chief
             Executive Officer



/s/ Aldran H. LaJoie
--------------------------------
Aldran H. LaJoie







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